                                                                  EXHIBIT 10.2.7

Confidential: Use of disclosure of this document is subject to the restriction on the Confidentiality Statement.

                                    AMENDMENT

                                       TO

                        IDEN SUBSCRIBER SUPPLY AGREEMENT

                                     BETWEEN

                                 MOTOROLA, INC.

                                       AND

                           NEXTEL COMMUNICATIONS, INC.

            This Amendment is between Motorola, Inc. a Delaware corporation ("Motorola") and Nextel Communications, Inc. ("Customer") and amends the
iDEN Subscriber Supply Agreement dated as of November 4, 1991, as heretofore amended, modified, supplemented or otherwise revised ("Supply Agreement").

            WHEREAS, the parties have mutually agreed to enter into this Amendment to the Supply Agreement in order to encourage efforts to enhance the reputation of iDEN in the United States market place by establishing improvement plans for iDEN subscriber delivery, and

            WHEREAS, this Amendment shall set forth the Rebate Program under the Supply Agreement.

            NOW THEREFORE, in consideration of their mutual promises set forth herein and for other good and valuable consideration received by each of them, the parties agree to amend the Supply Agreement by adding the following new Sections to the Supply Agreement:

(A) Customer shall be entitled to the below stated rebate(s) upon the purchase of the required number of subscriber units set forth below:


Column  1                                  2                          3                    4
            Year            Required # of Subscriber Units          Rebate       Per Subscriber Reduction
            ----            ------------------------------          ------       ------------------------

            1999                           [ * ]                   [ * ]                 [ * ]
            2000                           [ * ]                   [ * ]                 [ * ]
            2001                           [ * ]                   [ * ]                 [ * ]
            2002                           [ * ]                   [ * ]                 [ * ]
            2003                           [ * ]                   [ * ]                 [ * ]


             (i)              If, during the relevant year, the required number
                        of subscriber units set forth in Column 2 of the table above is not reached, the rebate amount for such year set out in Column 3 of the table above shall be reduced on a per subscriber basis in the amount set forth in Column 4 of the table above for each subscriber unit that Customer falls short of [ * ] for the relevant year. The Column 2 number is the minimum number of subscribers to qualify for this rebate only. To the extent that Customer has agreed to a higher minimum purchase quantity


Motorola/Nextel                            Equipment Purchase Agreement
            * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Confidential: Use of disclosure of this document is subject to the restriction on the Confidentiality Statement.

                        during any relevant period elsewhere, then this Section shall in no way modify such agreement.

            (ii) The rebate shown in Column 2 of the table above shall be the maximum rebate paid under this Amendment. Subscriber shipments in excess of [ * ] in any year will not result in any increase in the rebates defined above.

            (iii) The [ * ] unit commitment per year is based upon Motorola subscriber units remaining competitive in price with iDEN subscriber units with similar features manufactured by other parties. If at any time Customer believes Motorola subscriber units are not competitive with other iDEN subscriber manufacturers, Customer shall notify Motorola and provide documentation of price differential. The parties shall then agree on actions to remedy the deficiency. If the parties can not agree on a course of action to make Motorola competitive, the subscriber units with similar features and comparable quality manufactured by third parties shall count towards the [ * ] unit commitment.

            (iv) If, for any reason, Motorola fails to ship subscriber units that were ordered by Customer (and other qualifying purchasing entities) per agreed upon shipment lead times in any year, the orders that Motorola failed to ship shall be added to shipment quantities for the purpose of meeting the [ * ] unit commitment set forth in Column 2 in the above table. If Customer requests such adjustment to shipment quantities in any year, those units will count in the year of order and will be excluded from the shipments in the subsequent year.

            (v) Purchases by Customer of subscriber units from a Motorola licensed alternate supplier of subscriber units that contain at least [ * ] of their product cost value from Motorola manufactured or assembled parts shall count towards the required number of subscriber units set forth in Column 2 above.

            (vi)        [ * ]

(B)         [ * ]

            (i)         [ * ]:

                        (a)          [ * ]
                        (b)          [ * ]
                        (c)          [ * ]
                        (d)          [ * ]
                        (e)          [ * ]

           (ii)                      [ * ]


           (iii)                     [ * ]



                                                [ * ]



Motorola/Nextel                             Equipment Purchase Agreement
            * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Confidential: Use of disclosure of this document is subject to the restriction on the Confidentiality Statement.



           (iv)                                 [ * ]

           (v)                                  [ * ]

(C) [ * ]

           (i)                                  [ * ]

           (ii)                                 [ * ]

[ * ]

The Supply Agreement shall remain in full force and effect except as expressly amended hereby. This Amendment is effective as of January 1, 1999 with respect to and for all purchases of subscriber units accruing on or after such date.



Motorola/Nextel                            Equipment Purchase Agreement
            * Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Confidential: Use of disclosure of this document is subject to the restriction on the Confidentiality Statement.



            IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties set forth below.


MOTOROLA, INC.                            NEXTEL COMMUNICATIONS, INC.

By:/s/ Charles F. Wright                  By:/s/ Stephen Taylor         12/29/99
  -----------------------------              -----------------------------------
      (Authorized Signatory)                    (Authorized Signatory)

Name: Charles F. Wright                   Name: Stephen Taylor

Title: Sr. V.P. & G.M. CSG-NA             Title: V.P. - Supply Chain Management




Motorola/Nextel                             Equipment Purchase Agreement

Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.